Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned, a director and/or an officer of NIPPON TELEGRAPH AND TELEPHONE CORPORATION, a limited liability joint-stock company incorporated under the laws of Japan (the “Corporation”), hereby constitutes and appoints Koji Ito and Toshio Katana, and each of them severally, each of the undersigned’s true and lawful attorneys and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the U.S. Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder in connection with the registration under the Act of debt securities to be offered from time to time by the Corporation on terms to be determined at the time of sale, including specifically, but without limiting the generality of the foregoing, power and authority:

1.        To sign the name of the Corporation and the name of the undersigned, individually and in his capacity as a director or officer of the Corporation, to a Registration Statement on Form F-3 to be filed with the U.S. Securities and Exchange Commission with respect to said debt securities, to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as a part of or in connection with such Registration Statement and amendments; and

2.        To sign such other documents and do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate in connection with the foregoing.

Each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 30th day of June, 2011.

/s/ Norio Wada	/s/ Satoshi Miura
Norio Wada Director and Chairman	Satoshi Miura Representative Director and President (principal executive officer)

/s/ Noritaka Uji	/s/ Hiroo Unoura
Noritaka Uji Representative Director and Senior Executive Vice President	Hiroo Unoura Representative Director and Senior Executive Vice President (principal financial officer)

/s/ Kaoru Kanazawa	/s/ Yasuyoshi Katayama
Kaoru Kanazawa Representative Director and Senior Executive Vice President	Yasuyoshi Katayama Director and Executive Vice President

/s/ Hiroki Watanabe	/s/ Toshio Kobayashi
Hiroki Watanabe Director and Executive Vice President	Toshio Kobayashi Director and Senior Vice President (principal accounting officer)

/s/ Hiromichi Shinohara	/s/ Tetsuya Shoji
Hiromichi Shinohara Director and Senior Vice President	Tetsuya Shoji Director and Senior Vice President